EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

DiamondRock Hospitality Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	11,850,000	$8.99	$106,531,500	0.00014760	$15,724.05
Total Offering Amounts					$106,531,500		$15,724.05
Total Fee Offsets							$--
Net Fee Due							$15,724.05

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of DiamondRock Hospitality Company (the “Company”) as may be required pursuant to the DiamondRock Hospitality Company 2024 Equity Incentive Plan (the “Plan”) in the event of a stock split, stock dividend, recapitalization or similar transactions.

Shares underlying awards that are granted under the Plan and subsequently forfeited, cancelled or otherwise terminated, in each case pursuant to the terms of the Plan, will become available for issuance under the Plan. Amount includes 3,950,000 additional shares of Common Stock to cover such issuances.

(2)	Amount does not include 1,521,983 shares of Common Stock subject to unvested awards granted under the DiamondRock Hospitality Company 2016 Equity Incentive Plan that were outstanding as of May 1, 2024 and that may become eligible for issuance under the Plan if such awards are forfeited, cancelled or otherwise terminated.

(3)	Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and the low sales prices of shares of the Company’s Common Stock as reported on the New York Stock Exchange on April 30, 2024.